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                                                                Exhibit 10(n)(i)



                          BECTON, DICKINSON AND COMPANY
                     1995, 1998 AND 2002 STOCK OPTION PLANS



                                CHINESE ADDENDUM

         This Addendum to the Becton, Dickinson and Company (the "Company") 1995, 1998 and 2002 Stock Option Plans (the "Plans") modifies and supplements the terms and conditions of the Plans with respect to the grant of Stock Options to Employees in China ("Chinese Employees"). All options granted under the Plans to Chinese Employees may be exercised only through Salomon Smith Barney using the "Cashless Exercise" procedure as set forth in the Plans.


                                JAPANESE ADDENDUM

         This Addendum to the Becton, Dickinson and Company (the "Company") 1995, 1998 and 2002 Stock Option Plans (the "Plans") modifies and supplements the terms and conditions of the Plans with respect to the grant of Stock Options to any employee resident in Japan ("Japanese Optionholders"). All options granted under the Plans to Japanese Optionholders during calendar years 1999 and 2000 may be exercised only through Salomon Smith Barney using the "Cashless Exercise" procedure as set forth in the Plans.